UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2025

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 - Material Modification to Rights of Security Holders.

On May 29, 2025, pursuant to approval of a majority of the voting securities of the Company, the Company amended its articles of incorporation with the Nevada Secretary of Sate to create a new class of stock designated Series B Preferred Stock consisting of fifty thousand (50,000) shares at par value of $0.001 per share. The following rights, preferences, privileges and restrictions were established for the Series B Preferred Stock:

●	Stated Capital. The amount represented in stated capital at all times for each share of Series B Preferred Stock shall be its par value of $0.001 per share.

●	Voting Rights. Except as otherwise required by applicable law, the holders of Series B Preferred Stock shall have no voting rights and shall not be entitled to notice of any meeting of shareholders or to vote upon any matter submitted to shareholders for a vote.

●	Dividends. Holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends, whether payable in cash, stock, or otherwise.

●	Conversion Rights Upon Sale of the Company. Upon the occurrence of a sale of the Company, including a merger, acquisition, or sale of all or substantially all of the Company’s assets, each share of Series B Preferred Stock shall automatically convert into one thousand (1,000) shares of the Corporation’s Common Stock without any further action by the holder thereof. Such conversion shall be automatic and effective immediately prior to the closing of such Sale of the Company.

●	Liquidation Rights/No Liquidation Preference. In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock shall have no liquidation preference over any other class or series of shares of the Company and shall only be entitled to receive an amount per share equal to the amount paid or credited as paid on such shares, simultaneously and on a pari passu basis with the holders of Common Shares and any other class or series of shares ranking equally with the Series B Preferred Shares.

●	Other Rights. The Series B Preferred Stock shall have no other rights, privileges, or preferences except as specifically set forth in this Certificate of Designation or as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: June 2, 2025